NOMINATION RIGHTS AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered as of the              day of             , 2004 by and among Eagle Hospitality Properties Trust, Inc., a Maryland corporation (the “REIT”), and Corporex Companies, Inc., a Kentucky corporation (“Corporex”).

WHEREAS, the REIT proposes to undertake an underwritten initial public offering of shares of its common stock, par value $0.01 per share (the “Offering”); and

WHEREAS, in exchange for good and valuable consideration, the Company desires to grant Corporex the right to nominate one person for election to the REIT’s board of directors at each meeting of its stockholders.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties provided for in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Term

The term of this Agreement is ten years from the date first written above.

2. Corporex	Right to Designate Nominee for Director of the REIT.

(a) During the term of this Agreement, Corporex shall have the right to designate one person (the “Designee”) for election to the board of directors of the REIT at each meeting of stockholders of the REIT at which directors are elected (the “Designation Right”). Corporex shall submit the name of the Designee to the REIT’s governance and compensation committee (the “Governance Committee”) not less than 135 days prior to the anniversary date of the prior year’s annual stockholders’ meeting of the REIT or, in the case of election of directors other than at the annual meeting of stockholders, not less than 60 days prior to the meeting date set by the board of directors of the REIT. Each Designee shall satisfy the standards established by the Governance Committee for membership on the board of directors of the REIT and shall provide to the REIT (i) a written consent to being named as a nominee for director of the REIT and to serving as a director if elected, (ii) a questionnaire prepared by the REIT and completed by the Designee and (iii) such other information regarding the Designee as the REIT may reasonably request.

(b) The Governance Committee shall notify Corporex as to whether the Governance Committee approves the Designee for nomination within 20 days following Corporex’s submission of the Designee’s name and the information described in Section 2(a) above; provided, however, that the Governance Committee shall not be permitted to disapprove of a Designee that satisfies the standards established by the Governance Committee for membership on the board of directors of the REIT (which standards shall be equally applicable to any person nominated by a stockholder to be a director) absent notification in writing to Corporex that the Governance Committee has unanimously determined in good faith, after consultation with and having considered the advice of independent legal counsel, that a nomination of such Designee to serve as a director would be inconsistent under Maryland law with the duties of the members of the Governance Committee to holders of the REIT’s common stock. In the event a Designee is not approved and nominated by the Governance Committee for election as a director of the REIT, Corporex may submit to the Governance Committee another Designee for approval and nomination by the Governance Committee in accordance with Section 2(a) and the Governance Committee will respond to any such new submission within 10 days thereafter. When a Designee is approved by the Governance Committee as a nominee for election as a director, the REIT shall include such Designee in the proxy materials delivered to stockholders in connection with the meeting and shall recommend such Designee for election in the same manner as other nominees approved by the Governance Committee.

(c) In the event that a Designee who is elected as a director resigns, refuses to stand for re-election, is removed, dies or becomes disabled while serving as a director, Corporex shall submit a new Designee to the Governance Committee and, upon approval by the Governance Committee, such Designee shall be appointed by the board of directors to fill the resulting vacancy on the board of directors. Unless Corporex otherwise submits a new Designee to the Governance Committee in accordance with Section 2(a) above, such then current Designee shall be nominated by the Governance Committee as a nominee for election at the next succeeding meeting of stockholders at which directors are to be elected.

(d) Notwithstanding the foregoing, (i) if Corporex fails to designate a Designee who is approved by the Governance Committee not less than 45 days prior to a meeting of stockholders at which directors are to be elected, the Designation Right with respect to directors to be elected at that meeting of stockholders shall terminate; provided, however, that if (A) a Designee is then serving on the REIT’s Board of Directors and (B) such Designee continues to satisfy the standards established by the Governance Committee for membership on the board of directors of the REIT, and consents to being named as a nominee for director of the REIT, then such Designee shall be the Designee for election at any such meeting of stockholders at which directors are to be elected, notwithstanding that Corporex has not formally submitted such Designee as a nominee in accordance with the procedures set forth herein and (ii) no more than one Designee shall serve on the board of directors at any one time.

3. Miscellaneous.

(a) Complete Agreement; Construction. This Agreement shall constitute the entire agreement among the parties with respect to the subject matter thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction of the State of Kentucky without regard to the principles of conflicts of laws thereof.

(c) Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (i) in person, (ii) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, or (iii) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (iii) shall also be sent pursuant to clause (ii)), addressed as follows (or to such other addresses as may be specified by like notice to the other parties):

To the Company:

Eagle Hospitality Properties Trust, Inc.

Attention: President and Chief Executive Officer

100 E. RiverCenter Blvd.

Suite 480

Covington, KY 41011

To Corporex:

Corporex Companies, Inc.

Attention: Chief Executive Officer

100 E. RiverCenter Blvd.

Suite 1100

Covington, KY 41011

(e) Amendment and Waiver. No amendment, modification or supplement to this Agreement shall be binding on any of the parties hereto unless it is in writing and signed by the parties in interest at the time of the modification, and further provided any such modification is approved by a majority of the independent directors of the REIT. No provision hereof may be waived except by a writing signed by the party against whom any such waiver is sought. The waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach.

(f) Successors and Assigns. Neither party may assign this Agreement without the prior written consent of the other. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

(g) No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

(h) Titles and Headings. Titles and headings to sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(i) Maximum Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that damages would not be an adequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

(j) Further Assurances. The parties to this Agreement will execute and deliver or cause the execution and delivery of such further instruments and documents and will take such other actions as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

(k) Time of the Essence. Time is of the essence of this Agreement.

(l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but together shall be deemed one and the same Agreement.

(m) Severability. If any provision of this Agreement is held unenforceable, this Agreement shall be construed without such provision.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:
J. William Blackham President and Chief Executive Officer
CORPOREX COMPANIES, INC.

By:
William P. Butler Chief Executive Officer